UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2007

P & F INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

G Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 26, 2007, Embassy Industries, Inc., a wholly-owned subsidiary of P & F Industries, Inc., entered into a Contract of Sale to sell its Farmingdale, New York premises to Tell Realty LLC for a purchase price of $6,300,000.00. The sale, contingent upon completion of due diligence and other conditions set forth in the Contract of Sale, is expected to close on or about June 1, 2007. The foregoing description of the Contract of Sale is qualified in its entirety by reference to the text of the Contract of Sale, which is filed as Exhibit 10.1 to this report, and incorporated in this report by reference. A copy of the press release announcing the execution of the Contract of Sale is attached to this report as Exhibit 99.1, and incorporated in this report by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Contract of Sale, dated as of February 26, 2007, between Embassy Industries, Inc. and Tell Realty LLC.
99.1	Press Release, dated February 27, 2007, issued by P & F Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date:	February 27, 2007
/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer